[CON EDISON LOGO]


FOR IMMEDIATE RELEASE

              Con Edison, Inc. Reports First Quarter Earnings
                 Company Reaffirms 2003 Earnings Projection

Consolidated Edison, Inc. today reported net income for common stock for the first quarter of 2003 of $154 million or 72 cents a share, compared with earnings of $146 million or 68 cents a share, for the first quarter of 2002. Net income for the 2002 period includes a one-time goodwill impairment charge of $20 million after-tax, related to certain unregulated generating assets. Excluding this non-cash charge, net income for the first quarter of 2002 was $166 million or 78 cents a share. The company also declared a quarterly dividend of 56 cents a share on its common stock payable June 15, 2003 to stockholders of record as of May 14, 2003.

"Con Edison's performance for the first quarter represents a solid start for the year," said Eugene R. McGrath, Chairman and Chief Executive Officer. "In these uncertain times, Con Edison's steady focus on operational excellence and financial strength continues to build value for our customers and our shareholders."

The company's net income for common stock for the 12 months ended March 31, 2003 was $654 million or $3.07 a share, compared with $650 million or $3.06 a share, for the 12 months ended March 31, 2002. Absent the cumulative effect of changes in accounting principles in 2002, earnings for the 12 months ended March 31, 2003 and March 31, 2002 would have been $3.08 and $3.16 a share, respectively.

The company's earnings for the first quarter of 2003 were positively affected by increased sales related to the cold winter weather, as compared with the mild winter weather in the first quarter of 2002. Offsetting the impact of higher sales was a reduction in net pension and other post-retirement benefits credit.

Volumes of electricity, gas and steam delivered by Con Edison of New York, after adjusting for variations in weather and billing days in the period, increased
3.1 percent, 3.3 percent and 1.2 percent, respectively, for the first three months of 2003 compared with the prior year. The company's 10 highest winter electric peak loads all occurred this winter, and a new record winter peak of 8,514 MW was set in January 2003.

The following table represents an analysis of the major factors affecting earnings per share for the 1st Quarter of 2003 compared with 2002:

                                                                      Earnings
                                                                      Per Share
1st Quarter 2003 Compared With 2002                                       ($)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Con Edison of New York:
  Impact of cold winter weather in 2003 on net revenues versus
  mild winter weather in 2002 (estimated)                                0.13
  Sales growth from factors other than weather (estimated)               0.06
  Reduced net credit for pensions & other post-retirement benefits      (0.08)
  Regulatory accounting/amortizations                                   (0.09)
  Higher depreciation and property tax expense                          (0.03)
  Amortization of divestiture gain in 2002                              (0.06)
Orange & Rockland Utilities                                              0.02
Cumulative effect of change in accounting principle for goodwill
impairment in 2002                                                       0.10
Other                                                                   (0.01)
-------------------------------------------------------------------------------
                                                             Total      $0.04
-------------------------------------------------------------------------------

For the full year 2003, the Company confirms its previous forecast of earnings in the range of $2.90 to $3.05 per share.

The press release contains forward-looking statements of future expectations. Actual results might differ materially from those projected because of factors such as those identified in reports the company has filed with the Securities and Exchange Commission.

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy companies, with $9 billion in annual revenues and approximately $19 billion in assets. The company provides a wide range of energy-related products and services to its customers through its six subsidiaries: Consolidated Edison Company of New York, Inc., a regulated utility providing electric, gas, and steam service in New York City and Westchester County, New York; Orange and Rockland Utilities, Inc., a regulated utility serving customers in a 1,350 square mile area in southeastern New York state and adjacent sections of northern New Jersey and northeastern Pennsylvania; Con Edison Solutions, a retail energy services company; Con Edison Energy, a wholesale energy supply company; Con Edison Development, an infrastructure development company; and Con Edison Communications, a telecommunications infrastructure company and service provider.

                            CONSOLIDATED EDISON, INC.
                          CONSOLIDATED INCOME STATEMENT
              FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
                                   (Unaudited)

                                                       2003           2002
                                                       ----           ----
                                                      (Millions of Dollars)

Operating revenues
  Electric                                              $1,493          $1,301
  Gas                                                      620             474
  Steam                                                    238             141
  Non-utility                                              252             120
         Total operating revenues                  ------------    ------------
                                                         2,603           2,036
                                                   ------------    ------------

Operating expenses
  Purchased power                                          895             650
  Fuel                                                     185              65
  Gas purchased for resale                                 365             230
  Other operations                                         296             237
  Maintenance                                               93             100
  Depreciation and amortization                            129             120
  Taxes, other than income tax                             284             267
  Income tax                                                99             110
                                                   ------------    ------------
         Total operating expenses                        2,346           1,779
                                                   ------------    ------------

Operating income                                           257             257

Other income (deductions)
  Investment income                                         -                1
  Allowance for equity funds used during construction       2                4
  Other income                                              5                7
  Other income deductions                                  (3)              (8)
  Income tax                                                2               13
                                                    -----------    ------------
            Total other income (deductions)                 6               17
                                                    -----------    ------------

Income before interest charges                            263              274

Interest on long-term debt                                100               94
Other interest                                              8               11
Allowance for borrowed funds used during construction      (2)               -
                                                    ------------   ------------
          Net interest charges                            106              105
                                                    ------------   ------------
Preferred stock dividend requirements                       3                3
                                                    ------------   ------------
Net income before cumulative effect of changes
 in accounting principles                                 154              166
Cumulative effect of changes in accounting
 principles (net of income tax of $14 million)              -               20
                                                   ------------    ------------
Net income for common stock                              $154             $146
                                                    ============   ============
Earnings per common share - Basic
Before cumulative effect of changes in
    accounting principles                               $0.72           $0.78
Cumulative effect of changes in
    accounting principles                               $  -            $0.10
After cumulative effect of changes in
    accounting principles                               $0.72           $0.68

Earnings per common share - Diluted
Before cumulative effect of changes in
    accounting principles                               $0.72           $0.78
Cumulative effect of changes in
    accounting principles                               $  -            $0.10
After cumulative effect of changes in
    accounting principles                               $0.72           $0.68



Average number of shares outstanding
  - Basic  (in Millions)                                214.2           212.3
Average number of shares outstanding
  - Diluted  (in Millions)                              215.1           213.3


Consolidated Edison, Inc. utility sales
Electric (thousands of kilowatthours)
  Total energy delivered in service areas           14,493,912      13,528,980
  Off-system and ESCO sales                             96,285          18,340
Gas (dekatherms)
      Firm sales and transportation                 59,382,894      46,212,930
      Off-system sales                                 258,625       6,303,625
Steam (thousands of pounds)                         10,672,089       7,935,809

                            CONSOLIDATED EDISON, INC.
                          CONSOLIDATED INCOME STATEMENT
             FOR THE TWELVE MONTHS ENDED MARCH 31, 2003 AND 2002
                                   (Unaudited)

                                                       2003           2002
                                                       ----           ----
                                                      (Millions of Dollars)

Operating revenues
  Electric                                            $ 6,443         $ 6,480
  Gas                                                   1,350           1,238
  Steam                                                   501             387
  Non-utility                                             754             503
                                                    -----------    ------------
         Total operating revenues                       9,048           8,608
                                                    -----------    ------------

Operating expenses
  Purchased power                                        3,425          3,080
  Fuel                                                     409            274
  Gas purchased for resale                                 732            651
  Other operations                                       1,021          1,036
  Maintenance                                              381            402
  Depreciation and amortization                            503            511
  Taxes, other than income tax                           1,131          1,099
  Income tax                                               387            456
                                                    -----------    ------------
         Total operating expenses                        7,989          7,509
                                                    -----------    ------------


Operating income                                         1,059          1,099

Other income (deductions)
  Investment income                                          2              7
  Allowance for equity funds used during construction        8              5
  Other income                                              47              1
  Other income deductions                                  (15)           (32)
  Income tax                                                 9             31
                                                    -----------    ------------
         Total other income (deductions)                    51             12
                                                    -----------    ------------

Income before interest charges                           1,110          1,111

Interest on long-term debt                                 391            392
Other interest                                              58             42
Allowance for borrowed funds used during construction       (7)            (6)
                                                    -----------    ------------
         Net interest charges                              442            428
                                                    -----------    ------------
Preferred stock dividend requirements                       12             13
Net Income before cumulative effect of changes in    -----------   ------------
  accounting principles                                    656            670
Cumulative effect of changes in accounting
  principles (net of income taxes of
  $1 million and $14 million, respectively)                  2             20
                                                     -----------   ------------
Net income for common stock                                654            650
                                                     ===========   ============

Earnings per common share - Basic
Before cumulative effect of changes in
  accounting principles                                  $3.08          $3.16
Cumulative effect of changes in
  accounting principles                                  $0.01          $0.10
After cumulative effect of changes in
  accounting principles                                  $3.07          $3.06

Earnings per common share - Diluted
Before cumulative effect of changes in
  accounting principles                                  $3.07          $3.15
Cumulative effect of changes in
  accounting principles                                  $0.01          $0.10
After cumulative effect of changes in
  accounting principles                                  $3.06          $3.05


Average number of shares outstanding
  - Basic  (in Millions)                                 213.4          212.2
Average number of shares outstanding
  - Diluted  (in Millions)                               214.5          213.1


Consolidated Edison, Inc. utility sales
Electric (thousands of kilowatthours)
     Total energy delivered in service areas        60,421,819      57,794,612
     Off-system and ESCO sales                          95,502         122,357
Gas (dekatherms)
      Firm sales and transportation                125,576,230     106,584,149
      Off-system sales                               5,193,853      12,471,413
Steam (thousands of pounds)                         27,255,756      22,780,807